  Exhibit 11


                STATEMENT ON COMPUTATION OF PER SHARE NET INCOME



                                                Years Ended
                                 -----------------------------------------
                                  January 28,   January 29,    January 30,
                                     1995          1994           1993
                                 ------------   -----------    -----------
    Weighted average common
      shares outstanding
      during the year               6,078,000     6,046,000     5,854,000

    Effect of dilutive stock
      options, net of shares
      assumed repurchased
      at average market price          61,000        61,000        74,000
                                 ------------  ------------  ------------

    Weighted average common
      share and common share
      equivalents                   6,139,000     6,107,000     5,928,000
                                 ============  ============  ============

    Net income before
      cumulative effect of
      change in accounting
      principle                  $ 10,265,000  $     81,000  $  3,355,000
      Cumulative effect of
        change in accounting
        principle                       -             -         1,658,000
                                 ------------  ------------  ------------
    Net Income                   $ 10,265,000  $     81,000  $  5,013,000
                                 ============  ============  ============
    Earnings per share:
      Net income before
        cumulative effect of
        change in accounting
        principle                $       1.67  $        .01  $        .57
        Cumulative effect of
          change in accounting
          principle                      -            -               .28
                                 ------------  ------------  ------------
      Net income                 $       1.67  $        .01  $        .85
                                 ============  ============  ============


The difference between primary net income per common share and fully diluted net income per common share is not significant for the periods presented.